LEHMAN BROTHERS HOLDINGS INC.                                     EXHIBIT 99.6
RECONCILIATION OF COMMON STOCKHOLDERS' EQUITY TO
TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)

                                                           Average for the Year Ended
                                              -----------------------------------------------------
                                               November 30, 2003             November 30, 2002
                                              -----------------------      ------------------------

Common stockholders' equity                                   $9,061                        $8,073
Less: Goodwill and identifiable
    intangible assets                                            460                           191
                                              -----------------------      ------------------------
Tangible common stockholders' equity                          $8,601                        $7,882
                                              =======================      ========================


                                                                       Average for the Quarter Ended
                                              --------------------------------------------------------------------------------
                                                  Nov 30            Aug 31          May 31          Feb 28          Nov 30
                                                   2003              2003            2003            2003            2002
                                              ----------------    -----------    -------------    ------------    ------------

Common stockholders' equity                            $9,835         $9,083            8,696          $8,350          $8,226
Less: Goodwill and identifiable
    intangible assets                                     809            241              235             225             205
                                              ----------------    -----------    -------------    ------------    ------------
Tangible common stockholders' equity                   $9,026         $8,842           $8,461          $8,125          $8,021
                                              ================    ===========    =============    ============    ============

Tangible common stockholders' equity equals total common stockholders' equity less goodwill and identifiable intangible assets. Management believes that tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in the Firm's businesses. Annualized return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity.